Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following table lists the direct and indirect subsidiaries of Acreage Holdings, Inc. as of December 31, 2023.

Name of Subsidiary	Jurisdiction/State of Incorporation
22nd and Burn Inc. (d/b/a Cannablis & Co)	Oregon
Acreage California Holding Company, LLC	California
Acreage-CCF, Inc.	New Jersey
Acreage CCF New Jersey, LLC	New Jersey
Acreage Chicago 1, LLC	Illinois
Acreage Conn. CBD, LLC	Connecticut
Acreage Connecticut Cultivation JV, LLC	Connecticut
Acreage Connecticut, LLC	Connecticut
Acreage Connecticut Retail, JV, LLC	Connecticut
Acreage Finance Delaware, LLC	Delaware
Acreage Holdings America, Inc.	Nevada
Acreage Holdings, Inc.	British Columbia
Acreage Holdings WC, Inc.	Nevada
Acreage Illinois 1, LLC	Illinois
Acreage Illinois 2, LLC	Illinois
Acreage Illinois 3, LLC	Illinois
Acreage Illinois Holding Company, LLC	Illinois
Acreage IP California, LLC	California
Acreage IP Connecticut, LLC	Connecticut
Acreage IP Holdings, LLC	Nevada
Acreage IP Maine, LLC	Maine
Acreage IP Massachusetts, LLC	Massachusetts
Acreage IP Nevada, LLC	Nevada
Acreage IP New Jersey, LLC	New Jersey
Acreage IP New York, LLC	New York
Acreage IP Ohio, LLC	Ohio
Acreage IP Pennsylvania, LLC	Pennsylvania
Acreage Massachusetts, LLC	Delaware
Acreage Michigan 1, LLC	Michigan
Acreage Michigan 2, LLC	Michigan
Acreage Michigan 3, LLC	Michigan
Acreage Michigan 4, LLC	Michigan
Acreage Michigan, LLC	Michigan
Acreage New York, LLC	New York
Acreage Relief Holdings OK, LLC	Oklahoma
Acreage Transportation, LLC	Pennsylvania
D&B Wellness, LLC (DBA Compassionate Care Centers of CT)	Connecticut
East 11th, Incorporated	Oregon
Form Factory Holdings, LLC	Delaware
Greenleaf Apothecaries, LLC (d/b/a The Botanist)	Ohio

Greenleaf Gardens, LLC	Ohio
Greenleaf Therapeutics, LLC	Ohio
High Street Capital Partners, LLC	Delaware
High Street Capital Partners Management, LLC	Delaware
HSC Solutions, LLC	Delaware
HSCP CN Holdings II ULC	Alberta
HSCP CN Holdings ULC	Alberta
HSCP Holding Corporation	Delaware
HSCP Oregon, LLC (d/b/a Acreage Oregon)	Oregon
HSCP Service Company Holdings, Inc.	Delaware
HSCP Service Company, LLC	Delaware
HSPC Holding Corporation	Delaware
In Grown Farms, LLC	Illinois
In Grown Farms, LLC 2	Illinois
Iowa Relief, LLC	Iowa
Joy Sellers Enterprises, LLC	Illinois
Kevin Michigan, LLC	Michigan
Kind Care, LLC	Connecticut
MA RMD SCVS, LLC	Massachusetts
NCC LLC (d/b/a Nature's Care Company)	Illinois
NCC Real Estate, LLC	Illinois
Northeast Patients Group (d/b/a Wellness Connection of Maine)	Maine
NPG, LLC (DBA Wellness Connection)	Maine
NYCANNA, LLC	Delaware
Prime Alternative Treatment Center Consulting, LLC	New Hampshire
Prime Alternative Treatment Centers of NH, Inc.	New Hampshire
Prime Wellness of Connecticut, LLC	Connecticut
Prime Wellness of Pennsylvania, LLC	Pennsylvania
Thames Valley Apothecary, LLC	Connecticut
The Botanist, Inc.	Massachusetts
The Firestation 23, Inc. (d/b/a Cannabliss & Co)	Oregon
The Wellness & Pain Management Connection, LLC	Delaware
Universal Hemp Canada ULC	Canada
Universal Hemp II, LLC	Delaware
Universal Hemp, LLC	Delaware